Exhibit (h)(iii)

                      FORM OF SUB-ADMINISTRATION AGREEMENT
                      ------------------------------------

     THIS AGREEMENT is made as of this 29th day of October, 2001, by and between FIFTH THIRD BANK ("Fifth Third"), an Ohio state chartered bank, and BISYS FUND SERVICES LIMITED PARTNERSHIP. ("BISYS"), an Ohio limited partnership.

     WHEREAS, Fifth Third has entered into an Administration Agreement, dated October 29, 2001 (the "Administration Agreement"), with Fifth Third Funds (the "Company"), a Massachusetts business trust registered with the Securities and Exchange Commission (the "Commission"), concerning the provision of various services, including but not limited to administration services, for the investment portfolio of the Company, all as now or hereafter may be established from time to time (individually referred to herein as a "Fund" and collectively as the "Funds");

     WHEREAS, Fifth Third desires to retain BISYS to assist it in performing certain administration services for the Funds; and

     WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter contained, the Administrator and BISYS hereby agree as follows:

          1.   Retention of BISYS.
               ------------------

     BISYS shall furnish the Funds with the Services that are more particularly set forth in Schedule A heretoFunds. BISYS agrees to perform the services described herein in accordance with the service standards set forth in Schedule B hereto. BISYS also agrees to perform such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. BISYS shall perform such additional services as are provided on an amendment to this Agreement, in consideration of such fees as the parties hereto may agree. In performing its duties under this Agreement, BISYS will act in conformity with the Company's Declaration of Trust, By-Laws, Prospectuses and Statements of Additional Information as in effect from time to time and will conform to and comply with the requirements of the Investment Company Act of 1940 (the "1940 Act") and all other applicable federal and state laws and regulations. BISYS shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent Fifth Third or the Company in any way and shall not be deemed an agent of Fifth Third or the Company.

          2.   Allocation of Charges and Expenses.
               ----------------------------------

     (A) BISYS. BISYS shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. BISYS shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Company as well as all Trustees of the Company who are affiliated persons of BISYS or any affiliated company of BISYS; provided, however, that unless otherwise specifically provided, BISYS shall not be obligated to pay the compensation of any employee of the Company retained by the Trustees of the Company to perform services on behalf of the Company.

     (B) Fifth Third. Fifth Third hereby represents that the Company has undertaken to pay or cause to be paid all other expenses of the Company not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming shares, the costs of custodial services, the cost of initial and ongoing registration of the shares under Federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of Fifth Third or the Investment Adviser to the

Company or any affiliated corporation of Fifth Third or the Investment Adviser, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Company.

          3.   Compensation of BISYS.
               ---------------------

     (A) Sub-Administration Fee. Fifth Third shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule C hereto . Fifth Third shall also reimburse BISYS for reasonable travel and lodging expenses incurred by officers and employees of BISYS in connection with attendance at Board meetings and other meetings at which attendance is required or requested.

     (B) Survival of Compensation Rights. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

          4. Standard of Care; Reliance on Records and Instructions; Indemnification.
               -------------------------------------------------------

     The duties of BISYS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against BISYS hereunder. BISYS shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Section 4, the term "BISYS" shall include directors, officers, employees and other agents of BISYS as well as BISYS itself.) Any person, even though also an officer, director, employee or agent of BISYS, who may be or become an officer, Trustee, employee or agent of the Company, shall be deemed, when rendering services to the Company or to any Fund, or acting on any business of the Company or of any Fund (other than services or business in connection with BISYS' duties hereunder) to be rendering such services to or acting solely for the Company or the Fund and not as an officer, director, employee or agent or one under the control or direction of BISYS even though paid by BISYS.

     So long as BISYS acts in good faith and with due diligence and without negligence, Fifth Third assumes full responsibility and shall indemnify BISYS and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of this Agreement or BISYS' actions taken or nonactions with respect to the performance of services hereunder.

     Except for actions, suits or claims brought or threatened against BISYS by
(i) the Company, (ii) Fifth Third, or (iii) one or more shareholders of the Company, the rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case Fifth Third may be asked to indemnify or hold BISYS harmless, Fifth Third shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that BISYS will use all reasonable care to identify and notify Fifth Third promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against Fifth Third, but failure to do so in good faith shall not affect the rights hereunder.

     Fifth Third shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If Fifth Third elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by Fifth Third and satisfactory to BISYS, whose approval shall not be unreasonably withheld. In the event that Fifth Third elects to assume the defense of any suit and retain counsel, BISYS shall bear the fees and expenses of any additional counsel retained by it. If Fifth Third does not elect to assume the defense of a suit, it will reimburse BISYS for the reasonable fees and expenses of any counsel retained by BISYS.

     BISYS may apply to Fifth Third at any time for instructions and may consult counsel for Fifth Third or its own counsel and with accountants and other experts with respect to any matter arising in connection with BISYS' duties, and BISYS shall not be liable or accountable for any reasonable action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

     Also, BISYS shall be protected in acting in good faith upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. BISYS will not be held to have notice of any change of authority of any officers, employees or agents of Fifth Third until receipt of written notice thereof from Fifth Third.

          5.   Activities of BISYS.
               -------------------

     The services of BISYS rendered hereunder are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. To the extent BISYS renders services to another investment company which are similar to the services BISYS is obligated to perform under this Agreement, BISYS will take reasonable precautions to avoid any conflict of interest between its obligations under this Agreement and its obligations to any such other investment company. It is understood that Trustees, officers, employees and shareholders of the Company are or may be or become interested in BISYS, as officers, employees or otherwise and that directors, officers and employees of BISYS and its counsel are or may be or become similarly interested in the Company, and that BISYS may be or become interested in the Company as a shareholder or otherwise.

          6.   Duration of this Agreement.
               --------------------------

     This Agreement shall become effective as of the date first written above or, if a particular Fund is not in existence on that date, on the date such Fund commences operation (the "Effective Date").

     This Agreement shall continue in effect with respect to a Fund, unless earlier terminated by either party hereto as provided hereunder, until October 31, 2004 (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods ("Rollover Periods"). This Agreement may be terminated without penalty (i) by provision of a notice of non-renewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of 60 days advance written notice by the party alleging cause. Written notice of non-renewal must be provided at least 60 days prior to the end of the Initial Term or any Rollover Period, as the case may be.

     For purposes of this Agreement, "cause" shall mean (a) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; (d) any failure on the part of the Company or Fifth Third to pay an amount that is due and payable to BISYS or any of its affiliates under this Agreement or any other agreement to which the Company or Fifth Third is a party within 60 days following the due date; or (e) pursuant to an exercise of Fifth Third's right to terminate for a "service standard deficiency" as outlined in Schedule B. For purposes of this definition of "cause" a material breach shall include, but not be limited to, any failure on the part of the Company or Fifth Third to pay fees due and payable to BISYS pursuant to Sections 2 and 3 hereunder within 60 days following the due date.

     After such termination for so long as BISYS, with the written consent of Fifth Third, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provision dealing with indemnification, shall continue in full force and effect. Compensation due BISYS and unpaid by Fifth Third upon such termination shall be immediately due and payable upon and notwithstanding such termination. With the approval of Fifth Third (which approval shall not be unreasonably withheld), BISYS shall be entitled to collect from Fifth Third, in addition to the compensation described under Sections 2 and 3 hereof, the amount of all of BISYS' reasonable cash disbursements for services in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Company, Fifth Third, and/or their respective designees of the Company's and Fifth Third's property, records, instruments and documents.

     If, for any reason other than non-renewal, mutual agreement of the parties or "cause", as defined above, BISYS is replaced as service provider, or if a third party is added to perform all or a part of the services provided by BISYS under this Agreement (excluding any sub-contractor appointed by BISYS as provided in Section 7 hereof), then Fifth Third shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to fifty percent (50%) of the lesser of (A) the balance due BISYS for the next two years of the then-current term of this Agreement or (B) the balance due BISYS for the remainder of the then-current term of this Agreement, assuming for purposes of calculation of the payment that such balance shall be based upon the average amount of the Company's assets for the twelve months prior to the date BISYS is replaced or a third party is added.

     The parties further acknowledge and agree that, in the event BISYS is replaced, or a third party is added, as set forth above, (i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

          7.   Assignment.
               ----------

     This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that BISYS may, at its expense, subcontract with any entity or person concerning, reasonably acceptable to Fifth Third, the provision of the services contemplated hereunder. BISYS shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that BISYS shall be responsible, to the extent provided in Section 4 hereof, for all acts of such subcontractor as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          8.   Amendments.
               ----------

     No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties hereto.

          9.   Certain Records.
               ---------------

     BISYS shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by BISYS on behalf of the Company shall be prepared and maintained at the expense of BISYS, but shall be the property of the Company and will be made available to or surrendered promptly to the Company on request.

     In case of any request or demand for the inspection of such records by another party, BISYS shall notify Fifth Third and follow Fifth Third's instructions as to permitting or refusing such inspection; provided that BISYS may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) Fifth Third or the Company has agreed to indemnify BISYS against such liability.

          10.  Definitions of Certain Terms.
               ----------------------------

     The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Commission.

          11.  Notice.
               ------

     Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address: if to Fifth Third, at 38 Fountain Square Plaza, Mail Drop 1090E2, 14th Floor, Cincinnati, Ohio 45263, Attention: Rick Ille; and if to BISYS, at 3435 Stelzer Road, Columbus, Ohio 43219, Attention: President; with a copy to The BISYS Group, Inc., 90 Park Avenue, New York, New York 10016,
Attention: General Counsel; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

          12.  Governing Law.
               -------------

     This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

          13.  Multiple Originals.
               ------------------

     This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

          14.  Confidentiality.
               ---------------

     BISYS agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Company, all records and other information relative to the Company and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by Fifth Third or the Company, which approval shall not be unreasonably withheld and may not be withheld where BISYS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Fifth Third or the Company.

          15.  Matters Relating to the Company as a Massachusetts Business
               Trust.
               ------------------------------------------------------------

     The names "Fifth Third" and "Trustees of Fifth Third" refer respectively to the business trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of September 15, 1988 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Company personally, but bind only the assets of the Company, and all persons dealing with any Fund must look solely to the assets of the Company belonging to such Funds for the enforcement of any claims against the Company.

          16.  Limitation of Liability.
               ------------------------

     BISYS WILL NOT BE LIABLE TO FIFTH THIRD, THE COMPANY, ANY FUND OR ANY THIRD PARTY FOR ANY PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOSS OR DAMAGE OF DATA, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT OR THE PROVISION OF SERVICES HEREUNDER, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH

DAMAGES. IN ADDITION, DESPITE ANY CONTRARY PROVISION IN THIS AGREEMENT, UNDER NO CIRCUMSTANCES WILL BISYS' AGGREGATE LIABILITY TO FIFTH THIRD, ANY FUND, THE COMPANY OR ANY THIRD PARTY EXCEED THE TOTAL AMOUNT OF COMPENSATION PAID TO BISYS DURING THE 6 MONTHS IMMEDIATELY PRIOR TO THE DATE ON WHICH THE ALLEGED DAMAGES WERE CLAIMED TO HAVE BEEN INCURRED, REGARDLESS OF THE CAUSE OR FORM OF ACTION.

          17.  Privacy
               -------

     Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of Fifth Third or the Company to BISYS, or collected or retained by BISYS in the course of performing its duties as administrator shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS except at the direction of Fifth Third or the Company or as required or permitted by law. BISYS shall have in place and shall maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Funds. Fifth Third represents to BISYS that Fifth Third has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide BISYS with a copy of such statement annually. In addition, Fifth Third has been advised that the Company has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P, and Fifth Third agrees that BISYS will be provided with a copy of such statement annually by Fifth Third or the Company.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                   FIFTH THIRD BANK

                                   By: _________________________________

                                   Title: ______________________________

                                   BISYS FUND SERVICES LIMITED
                                   PARTNERSHIP

                                   By: BISYS Fund Services, Inc.,
                                          Its General Partner

                                   By:__________________________________

                                   Title: ______________________________

                                   SCHEDULE A

                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                                FIFTH THIRD BANK
                                       AND
                     BISYS FUND SERVICES LIMITED PARTNERSHIP

                                    SERVICES
                                    --------

------------ -----
BISYS        5/3
                            ADMINISTRATION
------------ -----
X            X     1.    Maintain and manage annual regulatory filing calendar.
------------ -----
             X      2.   Manage the process of printing and distributing
                         prospectuses and prospectus supplements. This includes,
                         but is not limited to, information regarding quantities
                         and layout, price negotiation, invoice control and
                         management of the mailing process.
------------ -----
             X      3.   Manage the process of printing and distributing proxy
                         materials. This includes, but is not limited to,
                         information regarding quantities, compilation of
                         shareholder data, price negotiation and management of
                         the mailing process.
------------ -----
             X      4.   Prepare for and conduct shareholder meetings. This
                         includes, but is not limited to, solicitation of
                         shareholders, preparation of scripts, oversight of the
                         tabulation of votes and preparation of reports that
                         reflect voting results.
------------ -----
X                   5.   Prepare and file Form N24-F2.
------------ -----
X                   6.   Obtain tax identification numbers from the IRS for each
                         Fund portfolio.
------------ -----
             X      7.   Assist Fund's Independent Accountants with 17f-2 audit
                         process.
------------ -----
X            X      8.   Assist Fund in obtaining Fund ratings from NRSROs and
                         the NAIC.
------------ -----
X                   9.   Obtain Fund CUSIPs.
------------ -----
             X      10.  Assist in the completion of trustee/officer
                         questionnaires.
------------ -----
X            X      11.  Assist the Fund in the preparation of appropriate
                         documentation and records relating to the contribution
                         of seed money capital.
------------ -----
X            X      12.  Maintain books and records on behalf of the Fund, as
                         agreed upon by the parties.
------------ -----
X            X      13.  Review of N-SAR, Form N-1A and prospectuses, Prospectus
                         Supplements, N-14's and proxies.
------------ -----
X            X      14.  Make available persons to serve as officers of the
                         Fund.
------------ -----
X            X      15.  Provide support and services for fund and non-fund
                         mergers, conversions, and reorganizations.
------------ -----
X            X      16.  Review Account Applications and Shareholder Agreements.
------------ -----

------------ -----
BISYS         5/3      COMPLIANCE
------------ -----
X            X      1.   Review monthly compliance reports that are prepared by
                         the investment adviser(s).
------------ -----
X                   2.   Perform independent monthly portfolio compliance
                         testing.
------------ -----
X            X      3.   Prepare quarterly tax compliance checklist for use by
                         investment adviser(s).
------------ -----
X                   4.   Notify appropriate Fund officers of mark-to-market
                         issues pursuant to Board-approved procedures.
------------ -----
X            X      5.   Provide appropriate assistance with respect to SEC
                         inspections including (i) rendering advice regarding
                         proposed responses (ii) compiling data and other
                         information in response to SEC requests for information
                         (iii) communicating with SEC staff members, as
                         necessary, and (iv) meet with portfolio managers to
                         provide guidance on audit.
------------ -----
X            X      6.   Provide appropriate assistance with respect to audits
                         conducted by the Fund's independent accountants
                         including (i) compiling data and other information and
                         (ii) communicating with independent accountants, as
                         necessary.
------------ -----

------------ -----
X            X      7.   Consult with and advise, on a proactive basis, Fund
                         portfolio managers with respect to compliance matters.
------------ -----
X                   8.   Prepare quarterly brokerage allocation compliance
                         checklist and supporting documentation for use by
                         investment adviser(s).
------------ -----
X                   9.   Provide on-site compliance training for investment
                         advisory personnel, as requested.
------------ -----
X                   10.  Preparation of Fund-specific compliance manual.
------------ -----
X            X      11.  Provide investment adviser with portfolio compliance
                         checklists
------------ -----
X            X      12.  Provide Board with quarterly results of compliance
                         reviews and testing
------------ -----
===============================================================================


------------ -----
              5/3        TAX AND FINANCIAL SERVICES
BISYS
------------ -----
X                   1.   Prepare semi-annual/annual financial statements.
------------ -----
X                   2.   Prepare and file Form N-SAR
------------ -----
X                   3.   Calculate/distribute all standard performance
                         information
------------ -----
X

                    4. Prepare annual Fund expense budget and monthly accrual analyses

------------ -----
X                   5.   Validate/approve Fund expenses to be paid
------------ -----
X                   6.   Register Fund portfolios with NASDAQ
------------ -----
X            X      7.   Prepare financial materials for Board books.

------------ -----
X                   8.   Calculate declaration of income/capital gain
                         distributions in compliance with income/excise tax
                         distribution requirements.
------------ -----
X            X

                    9.   Review all dividend declarations to ensure that such
                         distributions are not "preferential" under the Internal
                         Revenue Code.
------------ -----
X                   10.  Review and file federal and state income tax returns
                         and federal excise tax returns within statutory
                         deadlines.
------------ -----
X                   11.  Prepare/distribute year-end shareholder tax information letters and Forms 1099-MISC for trustee fees/vendor
                         payments within 30 days of calendar year-end.
------------ -----
X            X      12.  Provide on-site compliance/consulting for portfolio
                         managers focused on the impact of changes in tax laws
                         and managing a tax-efficient mutual fund.
------------ -----
X            X      13.  Provide on-site consulting services for conversions.
------------ -----
X            X      14.  Provide expense budgeting consulting to review expense ratios/fee waivers.
------------ -----
X                   15.  Leverage BISYS' relationships with all "Big 5"
                         accounting firms for clients' benefit.
------------ -----


                       LEGAL SERVICES

------------ -----
BISYS        5/3   GENERAL
                   -------
------------ -----
X            X      1.   Maintain files of registration statements, Fund
                         contracts, Fund proxies and other Fund legal documents.

------------ -----
             X      2.   Provide legal consultation with respect to product
                         development issues.

------------ -----
X            X      3.   Provide assistance concerning matters pertaining to
                         Federal securities laws, bank regulatory issues,
                         tax-related issues and ERISA issues.
------------ -----
X                   4.   When BISYS is retained as Fund Distributor, prepare or
                         review broker-dealer agreements and agreements for
                         shareholder support services.
------------ -----
X            X      5.   Provide information concerning current legal and
                         regulatory developments.
------------ -----
X            X      6.   Provide comments, as appropriate, concerning regulatory
                         agency proposals.

------------ -----
X                   7.   Maintain appropriate insurance coverage on behalf of
                         the Fund in the form of (i) a Directors &
                         Officers/Errors & Omissions professional liability and
                         (ii) a Fidelity Bond.
------------ -----
X                   8.   Prepare memoranda and other correspondence that
                         outlines the terms and conditions of the insurance
                         policies described in item 7 above
------------ -----

------------ -----
BISYS        5/3   BOARD MEETING MATTERS
------------ -----
             X      1.   Maintain calendar and files for all Board meetings,
                         including the maintenance of Fund minute books and
                         corporate records (e.g., Articles of
                         Incorporation/Declaration of Trust, Bylaws).
------------ -----
X            X      2.   Prepare quarterly Board meeting responsibility chart.
------------ -----
             X      3.   Provide appropriate personnel to attend Board meetings.
------------ -----
             X      4.   Prepare Board agendas and relevant sections of Board
                         materials.
------------ -----
X                   5.   Produce and distribute Board books.
------------ -----
             X      6.   Record minutes of Board meetings.
------------ -----


------------ -----
BISYS        5/3                 REGISTRATION STATEMENTS

------------ -----
------------ -----
X            X      1.   Manage the process of updating and filing registration
                         statements by (i) reviewing or recommending proposed
                         disclosure changes, (ii) compiling data for purposes of
                         updating information, (iii) receiving disclosure
                         comments and communicating them to counsel to the Fund
                         and the financial printer and (iv) overseeing and
                         approving revisions that are made by the financial
                         printer.
------------ -----
X            X      2.   Prepare periodic supplements to Fund prospectuses or,
                         if the parties agree, review such supplements that are
                         prepared by counsel to the Fund.
------------ -----
i.

------------ -----
BISYS        5/3                  PROXY MATERIALS

------------ -----
             X      1.   Review proxy statements that are prepared by counsel to
                         the Fund.
------------ -----


------------ -----
Yes          No             BLUE SKY
------------ -----
X                   1.   Qualify the Fund and its shares with appropriate state
                         blue sky authorities upon client authorization.
------------ -----
X                   2.   Amend and renew sales permits as required from time to
                         time.

------------ -----
X                   3.   Monitor the sales of shares in individual states on a
                         daily basis upon receipt of sales information and, when
                         required, report sales to appropriate states.
------------ -----
X                   4.   Maintain Fund blue sky filing calendars.
------------ -----
X                   5.   Address all blue sky audit and examination issues.
------------ -----
X                   6.   Conduct blue sky fee analysis, upon request.
------------ -----
X                   7.   Produce checks required for state filing fees.
------------ -----
X                   8.   Review of state institutional exemptions
------------ -----
X                   9.   File fund documents (N-1A's, prospectuses, financial
                         statements, etc.) as required under state law.
------------ -----

                                   SCHEDULE B

                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                                FIFTH THIRD BANK
                                       AND
                     BISYS FUND SERVICES LIMITED PARTNERSHIP

     Pursuant to Section 1 of this Agreement, BISYS has agreed to perform the services described in this Agreement in accordance with the service standards set forth in this Schedule B. Such standards are contained on the page attached hereto. The parties agree that such service standards may be revised, from time to time, by mutual agreement.

     Each of the service standards will be monitored by a Quality Assurance team. In the event BISYS fails to meet a service standard in any particular month, BISYS agrees to take appropriate corrective measures within the following thirty-day period in order to be in compliance with the appropriate standard at the end of such thirty-day period; provided, however, that the foregoing requirement shall not apply in those instances in which BISYS's failure to meet a service standard was due to circumstances beyond its control.

     In the event BISYS fails to meet a particular service standard (except for any failure due to circumstances beyond its control) in two consecutive months, the fee payable to BISYS hereunder shall be reduced by one percent (1%) or such lower amount as the parties shall agree upon for the second of those two months. If such failure occurs in three consecutive months, the fee payable to BISYS hereunder shall be reduced by a total of one and one-half percent (1.5%) or such lower amount as the parties shall agree upon for the third of those three months.

     In the event BISYS fails to meet a particular service standard (except for any failure due to circumstances beyond its control) for any three months within a six-month period, such failure shall be deemed to be a service standard deficiency for purposes of the "cause" definition set forth in Schedule B to the Fee Agreement.

3

                               SERVICING STANDARDS


     ITEM                            STANDARD

 Fund Compliance Reviews        Monthly

 Financial
                                Reports Printed and mailed within sixty (60) days following fiscal year end, or sixty
                                (60) days following semi-annual period
                                as long as BISYS can select financial printer

 Review of accruals             Monthly

 Prospectus Updates
                                Prepared and ready to print within five
                                (5) days of the effective date of the
                                Registration Statement.

                                   SCHEDULE C

                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                                FIFTH THIRD BANK
                                       AND
                     BISYS FUND SERVICES LIMITED PARTNERSHIP

                                      FEES

In consideration of the services rendered and the expenses incurred pursuant to this Agreement, and subject to the annual minimum fees set forth below, BISYS shall be paid by Fifth Third on the first business day of each month, or at such other time(s) as the parties hereto shall agree, fees computed daily at the annual rate set forth below:

One and one-half one-hundredths of one percent (.015%) of the Company's daily net asset up to $15 billion.

One and one-quarter one-hundredths of one percent (.0125%) of the Company's daily net assets in excess of $15 billion up to $20 billion.

One one-hundredths of one percent (.01%) of the Company's daily net assets in excess of $20 billion up to $25 billion.

Seventy five one-thousandths of one percent (.0075%) of the Company's daily net assets in excess of $25 billion.

In addition, any new Funds established after the Effective Date shall be subject to an annual minimum fee of $20,000. Any new Funds acquired as a result of a merger or other like acquisition and which is merged into the Company, shall not be subject to this minimum fee; provided, however, that BISYS shall be entitled to an agreed upon annual minimum fee with respect to any such Funds with assets that are less than $50 million.

                                       2